EXHIBIT 10.6.2
AMENDMENT 2018-1
THE PNC FINANCIAL SERVICES GROUP, INC. AND AFFILIATES
DEFERRED COMPENSATION AND INCENTIVE PLAN
(as amended and restated as of January 1, 2017)
WHEREAS, The PNC Financial Services Group, Inc. ("PNC") sponsors The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan (the "Plan");
WHEREAS, Section 10 of the Plan authorizes PNC to amend the Plan; and
WHEREAS, PNC wishes to amend the Plan to eliminate the cancellation of a deferral election following a hardship withdrawal from The PNC Financial Services Group, Inc. Incentive Savings Plan.
NOW, THEREFORE, IT IS RESOLVED, that, effective as of January 1, 2019, the Plan is hereby amended as follows:
1.    Section 3.3 of the Plan ("Cancellation or Revocation of Deferral Elections") is amended in its entirety to read as follows:
"3.3    Cancellation or Revocation of Deferral Elections.
A Participant's Deferral Election for a Plan Year may be cancelled by the Committee or its delegate for the remainder of such Plan Year upon (i) the Participant's taking a hardship withdrawal under the DCP or the SISP (as applicable); (ii) the Participant's Disability, provided that the suspension occurs by the later of the end of the Participant's taxable year and the 15th day of the third month following the date the Participant incurs the Disability; and (iii) the Participant's receipt of a distribution from the Plan on account of an Unforeseeable Emergency. Any such cancellation shall apply to any Base Salary and Eligible Short-Term Incentive Pay subject to such Deferral Election that would otherwise have been payable after the date of such suspension and before the end of such Plan Year. In addition, all of a Participant's existing Deferral Elections will be deemed to have been revoked upon (A) a termination of the Plan or the portion thereof covering the Participant, to the extent permitted under Internal Revenue Code Section 409A; or (B) the Participant's Severance From Service (except with respect to any Base Salary and/or Eligible Short-Term Incentive Pay earned before the Severance From Service)."
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Executed and adopted by the Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 18th day of December, 2018 pursuant to the authority delegated by the PNC's Personnel and Compensation Committee.

/s/ Vicki C. Henn
Vicki C. Henn
Executive Vice President
Chief Human Resources Officer

[Signature Page to Amendment 2018-1 to
The PNC Financial Services Group, Inc. and Affiliates Deferred Compensation and Incentive Plan]